Exhibit 99.14

Entity 22

Auditor’s Report

Shenzhen Unique Logistics International Limited

The auditors’ report and the accompanying financial statements are English translations of the Chinese auditors’ report NO.<Shenming Dingsuo[2022]shenzi074>and the financial statements prepared under accounting principles and practices generally accepted in the People’s Republic of China.These financial statements are not intended to present the financial position and results of operations and cash flows in accordance with accounting principles and practices generally accepted in other countries and jurisdictions. In case the English version does not conform to the chinese version, the Chinese version prevails.

Auditor’s Report

To the Board of Directors of Shenzhen Unique Logistics International Limited

Ⅰ. Opinion

We have audited the financial statements of Shenzhen Unique Logistics International Limited (hereafter referred to as “the Company”), which comprises the balance sheet as at 31 December 2021, the income statement, the cash flow statement, the statement of changes in owners’ equity for the year then ended, and the notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the company’s financial position as at 31 December 2021, and of its financial performance and cash flows for the year then ended in accordance with Accounting Standards for Business Enterprises.

Ⅱ. Basis for Opinion

We conducted our audit in accordance with Chinese Standards on Auditing (CSAs). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the Code of Ethics for Professional Accountants of the Chinese Institute of Certified Public Accountants, and we have fulfilled our other ethical responsibilities. We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our opinion.

Ⅲ. Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management of the Company (hereafter referred to as “Management”) is responsible for the preparation and fair presentation of the financial statements in accordance with Accounting Standards of Business Enterprises, and for the design, implementation and maintenance of such internal control as management deem necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

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In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Ⅳ. Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with CSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with CSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

1.	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

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2.	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control.

3.	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

4.	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

5.	Evaluate the overall presentation, structure and content of the financial statements, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

SHENZHEN MINGDING CPA	Name of CPA：	/s/ Zhang Hanbin

Shenzhen, China	Name of CPA：	/s/ Huang Shaowei

8 April 2022

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Balance Sheet

As at 31 December 2021

Prepared by ：Shenzhen Unique Logistics International Limited	Currency: RMB

	Note	2021-12-31		2020-12-31			Note	2021-12-31		2020-12-31
		Consolidated	Headquarters	Consolidated	Headquarters			Consolidated	Headquarters	Consolidated	Headquarters
Assets						Liabilities and owners’ equity
Current assets:						Current liabilities
Cash	6.1	24,872,460.58	19,446,022.12	7,159,403.96	6,441,204.28	Short-term borrowings
Financial assets at fair value through profit or loss						Financial liabilities at fair value through profit or loss
Derivative financial assets						Derivative financial liabilities
Notes receivable						Notes payable
Accounts receivable	6.2	87,346,224.00	75,855,472.53	54,232,136.84	43,279,460.23	Accounts payable	6.10	67,457,013.77	54,490,605.13	35,398,866.90	24,589,341.71
Accounts receivable financing						Advances from customers				-	-
Prepayments	6.3	109,056.19		152,162.63	30,884.88	Contract liabilities
Other receivables	6.4	5,091,170.81	6,080,178.29	9,505,941.50	10,707,415.82	Employee benefits payable	6.11	1,868,641.86	1,347,577.73	883,622.10	635,152.19
Inventories						Taxes payable	6.12	1,413,757.42	781,023.64	1,232,956.79	624,780.67
Assets classified as held for sale						Other payables	6.13	14,864,247.93	14,418,424.89	4,795,274.81	4,505,991.02
Long-term debt investments due within one year						Liabilities classified as held for sale
Other current assets						Long-term loans due within one year
Total current assets		117,418,911.58	101,381,672.94	71,049,644.93	60,458,965.21	Other current liabilities
Non-current assets:						Total current liabilities		85,603,660.98	71,037,631.39	42,310,720.60	30,355,265.59
Debt investments
Other debt investments						Non-current liabilities:
Long-term receivables						Long-term borrowings
Long-term equity investments	6.5	1,100,000.00	1,100,000.00	1,100,000.00	1,100,000.00	Bonds payable
Other equity instrument investment						Including: Preference share
Other non-current financial assets						Perpetual capital securities
Investment properties						Lease liability	6.14	3,899,923.42	3,492,290.02
Fixed assets	6.6	864,366.90	807,759.74	658,980.79	577,400.27	Long-term payables
Fixed assets under construction						Estimated liabilities
Productive biological assets						Deferred income
Oil and gas assets						Deferred tax liabilities
Right-of-use assets	6.7	3,869,369.47	3,483,339.00			Other non-current liabilities
Intangible assets	6.8	10,916.17	10,265.79	17,598.59	15,648.25	Total non-current liabilities		3,899,923.42	3,492,290.02
Research and development expenditure						Total liabilities		89,503,584.40	74,529,921.41	42,310,720.60	30,355,265.59
Goodwill						Owners’ equity
Long-term deferred expenses	6.9	145,714.73	55,825.73	434,269.01	279,128.45	Share capital	6.15	16,500,000.00	16,500,000.00	16,500,000.00	16,500,000.00
Deferred tax assets						Other equity instruments
Other non-current assets						Capital reserves	6.16	49,708.79	49,708.79	49,708.79	49,708.79
Total non-current assets		5,990,367.27	5,457,190.26	2,210,848.39	1,972,176.97	Other comprehensive income
						Specific reserves
						Surplus reserves	6.17	2,261,509.49	2,261,509.49	1,636,042.26	1,636,042.26
						Retained earnings	6.18	15,094,476.17	13,497,723.51	12,764,021.67	13,890,125.54
						Total owners’ equity		33,905,694.45	32,308,941.79	30,949,772.72	32,075,876.59
Total assets		123,409,278.85	106,838,863.20	73,260,493.32	62,431,142.18	Total liabilities and owners’ equity		123,409,278.85	106,838,863.20	73,260,493.32	62,431,142.18

Legal Representative: Wong To,Thomas	Chief Financial Officer：Luo xiaohong	Finance Manager：Luo xiaohong

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Income Statement

For the year ended 31 December 2021

Prepared by ： Shenzhen Unique Logistics International Limitedby	Currency: RMB

Item	Note	2021	2021	2020	2020
		Consolidated	Headquarters	Consolidated	Headquarters
I. Revenue	6.19	575,118,063.55	448,654,066.96	347,680,075.44	289,990,620.80
Less: Costs of sales	6.19	552,995,165.00	435,883,815.67	332,843,916.94	280,299,582.96
Taxes and surcharges	6.20	54,843.64	54,291.93	2,469.87	1,783.09
Selling expenses	6.21	611,699.00	611,699.00	628,583.00	628,583.00
General and administrative expenses	6.22	14,778,812.94	9,380,905.04	11,490,201.44	7,171,307.03
Research and development expenses
Finance costs	6.23	33,448.02	-110,523.37	887,571.13	833,265.35
Including: Interest expense
Interest income				26,955.29	21,336.33
Add: Other income
Investment income/(losses)
Including: Investment income from associates and joint ventures
Gains /(losses) from derecognition of financial assets measured at amortised cost
Income /(losses) from net exposure hedging
Gains/(losses) from changes in fair values
Impairment loss of credit
Impairment loss of assets	6.24	-25,640.30		-12,344.30	-12,004.30
Gains/(losses) from disposal of assets		-	-	-	-
II. Profit/(loss) from operations		6,618,454.65	2,833,878.69	1,814,988.76	1,044,095.07
Add: Non-operating income	6.25	1,807,150.73	1,751,064.26	3,106,811.36	3,085,265.33
Less: Non-operating expenses	6.26	8,042.89	6,672.89	12,400.00	12,400.00
III. Profit/(loss) before tax		8,417,562.49	4,578,270.06	4,909,400.12	4,116,960.40
Less: Income tax expenses		2,162,890.18	1,081,445.08	1,260,845.47	630,422.72
IV. Net profit/(loss) for the year		6,254,672.31	3,496,824.98	3,648,554.65	3,486,537.68
Attributable to owners of the parent		6,254,672.31	3,496,824.98	3,648,554.65	3,486,537.68
Attributable to non-controlling interests
V. Other comprehensive income for the year, after tax		-			-
Basic earnings per share
Diluted earnings per share
VII. Total comprehensive income for the year		6,254,672.31	3,496,824.98	3,648,554.65	3,486,537.68

Legal Representative: Wong To,Thomas	Chief Financial Officer：Luo xiaohong	Finance Manager：Luo xiaohong

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Cash Flow Statement

For the year ended 31 December 2021

Prepared by ：Shenzhen Unique Logistics International Limited	Currency: RMB

Items	2021	2020
I. Cash flows from operating activities
Cash received from the sale of goods and the rendering of services	556,487,720.20	329,134,696.24
Cash received from tax refund	1,774,426.95	3,045,644.21
Other cash received relating to operating activities	26,766.85	26,955.29
Subtotal of cash inflows from operating activities	558,288,914.00	332,207,295.74
Cash paid for goods and services	520,892,835.45	315,603,980.22
Cash paid to and for employees	9,786,324.73	8,163,771.48
Tax payments	2,569,797.08	97,126.26
Cash paid for other operating activities	7,058,347.78	3,991,606.73
Subtotal of cash outflows from operating activities	540,307,305.04	327,856,484.69
Net cash flows from operating activities	17,981,608.96	4,350,811.05
II. Cash flows from investing activities
Cash received from disposal of investments
Cash received from return on investments
Net cash received from disposal of fixed assets, intangible assets and other long-term assets	37,168.14	420,000.00
Cash receipts relating to other investing activities
Subtotal of cash inflows from investing activities	37,168.14	420,000.00
Cash paid to acquire fixed assets, intangible assets and other long-term assets	399,869.93	515,958.96
Cash paid to acquire investments
Other cash payments relating to investing activities
Subtotal of cash outflows from investing activities	399,869.93	515,958.96
Net cash flows from investing activities	-362,701.79	-95,958.96
III. Cash flows from financing activities
Cash received from capital contributions
Including: cash received by subsidiaries from minority shareholders’ equity investments
Cash received from borrowings
Other cash received relating to financing activities
Subtotal of cash inflows from financing activities
Cash repayments of debts
Cash payments for dividends, distribution of profit and interest expenses
Including: dividends paid by subsidiaries to minority shareholders
Cash paid for finance lease
Other cash payments relating to financing activities
Subtotal of cash outflows from financing activities
Net cash flows from financing activities
IV. Effect of foreign exchange rate changes on cash and cash equivalents	94,149.45	-845,647.18
V. Net increase / (decrease) in cash and cash equivalents	17,713,056.62	3,409,204.91
Plus: Cash and cash equivalents at the beginning of the period	7,159,403.96	3,750,199.05
VI. Cash and cash equivalents at the end of the period	24,872,460.58	7,159,403.96

Legal Representative: Wong To,Thomas	Chief Financial Officer：Luo xiaohong	Finance Manager：Luo xiaohong

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Statement of Changes in Owners’ Equity

For the year ended 31 December 2021

Prepared by ：Shenzhen Unique Logistics International Limited	Currency: RMB

	2021							2021
	Consolidated							Headquarters
Item	Share capital	Capital reserves	Less: Treasury stock	Surplus reserves	General risk reserves	Retained earnings	Total owners’ equity	Share capital	Capital reserves	Less: Treasury stock	Surplus reserves	General risk reserves	Retained earnings	Total owners’ equity
I. Balance at 31 December 2020	16,500,000.00	49,708.79	-	1,636,042.26	-	12,764,021.67	30,949,772.72	16,500,000.00	49,708.79	-	1,636,042.26	-	13,890,125.54	32,075,876.59
Add：Changes in accounting policy						-48,750.58	-48,750.58						-13,759.78	-13,759.78
Correction of prior period errors														-
Changes in the scope of consolidation														-
II. Balance at 1 January 2021	16,500,000.00	49,708.79	-	1,636,042.26		12,715,271.09	30,901,022.14	16,500,000.00	49,708.79	-	1,636,042.26	-	13,876,365.76	32,062,116.81
III. Changes in equity during the reporting period	-	-	-	625,467.23	-	2,379,205.08	3,004,672.31				625,467.23		-378,642.25	246,824.98
(i) Total comprehensive income	-	-	-	-		6,254,672.31	6,254,672.31						3,496,824.98	3,496,824.98
(ii) Capital contributions or withdrawals by owners	-	-	-	-		-								-
1. Ordinary shares contributed by shareholders														-
2．Capital contributed by holders of other equity instruments														-
3．Share-based payments recognised in owners’ equity														-
4．Others														-
(iii) Profit distribution	-	-	-	625,467.23		-3,875,467.23	-3,250,000.00				625,467.23		-3,875,467.23	-3,250,000.00
1．Withdrawal of surplus reserves				625,467.23		-625,467.23	-				625,467.23		-625,467.23	-
2．Profit distribution to owners (or shareholders)						-3,250,000.00	-3,250,000.00						-3,250,000.00	-3,250,000.00
3．Others														-
(iv) Transfer between owners’ equity	-	-	-	-		-								-
1． Capital reserves transfer to share capital														-
2．Surplus reserves transfer to share capital														-
3．Surplus reserves used to cover accumulated deficits														-
4. Others														-
IV. Balance at 31 December 2021	16,500,000.00	49,708.79	-	2,261,509.49	-	15,094,476.17	33,905,694.45	16,500,000.00	49,708.79	-	2,261,509.49	-	13,497,723.51	32,308,941.79

Legal Representative: Wong To,Thomas	Chief Financial Officer：Luo xiaohong	Finance Manager：Luo xiaohong

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Statement of Changes in Owners’ Equity

For the year ended 31 December 2020

Prepared by ：Shenzhen Unique Logistics International Limited	Currency: RMB

	2020							2020
	Consolidated							Headquarters
Item	Share capital	Capital reserves	Less: Treasury stock	Surplus reserves	General risk reserves	Retained earnings	Total owners’ equity	Share capital	Capital reserves	Less: Treasury stock	Surplus reserves	General risk reserves	Retained earnings	Total owners’ equity
I. Balance at 31 December 2019	16,500,000.00	49,708.79		1,271,186.79		9,480,322.49	27,301,218.07	16,500,000.00	49,708.79	-	1,271,186.79	-	10,768,443.33	30,316,312.70
Add：Changes in accounting policy														-
Correction of prior period errors														-
Changes in the scope of consolidation														-
II. Balance at 1 January 2020	16,500,000.00	49,708.79	-	1,271,186.79		9,480,322.49	27,301,218.07	16,500,000.00	49,708.79	-	1,271,186.79	-	10,768,443.33	28,589,338.91
III. Changes in equity during the reporting period	-	-	-	364,855.47	-	3,283,699.18	3,648,554.65	-	-	-	364,855.47	-	3,121,682.21	3,486,537.68
(i) Total comprehensive income	-	-	-	-		3,648,554.65	3,648,554.65						3,486,537.68	3,486,537.68
(ii) Capital contributions or withdrawals by owners	-	-	-	-		-
1. Ordinary shares contributed by shareholders
2．Capital contributed by holders of other equity instruments
3．Share-based payments recognised in owners’ equity
4．Others
(iii) Profit distribution	-	-	-	364,855.47		-364,855.47					364,855.47		-364,855.47
1．Withdrawal of surplus reserves				364,855.47		-364,855.47					364,855.47		-364,855.47
2．Profit distribution to owners (or shareholders)
3．Others
(iv) Transfer between owners’ equity	-	-	-	-		-
1．Capital reserves transfer to share capital
2．Surplus reserves transfer to share capital
3．Surplus reserves used to cover accumulated deficits
4. Others	-	-	-	-		-
IV. Balance at 31 December 2020	16,500,000.00	49,708.79	-	1,636,042.26	-	12,764,021.67	30,949,772.72	16,500,000.00	49,708.79	-	1,636,042.26	-	13,890,125.54	32,075,876.59

Legal Representative: Wong To,Thomas	Chief Financial Officer：Luo xiaohong	Finance Manager：Luo xiaohong

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Shenzhen Unique Logistics International Limited

Notes to the Financial Statements

For the year ended 31 December 2021

（All amounts are expressed in Renminbi Yuan(“RMB”)unless otherwise stated）

1. BASIC INFORMATION ABOUT THE COMPANY

Shenzhen Unique Logistics International Limited (“the Company”) was established on November 3, 2004, upon approval of the Ministry of Commerce of the People’s Republic of China with the approval documents, the Ministry of Commerce Capital approval No. [1667]. On November 8, 2004, the Company received the Approval certificate of Taiwan, Hong Kong, Macao and overseas Chinese investment enterprises of the People’s Republic of China with the code of Foreign Capital Approval NO. A[2004]0201”, and was formally established on December 3, 2004 as a sole proprietorship (Hong Kong-owned) enterprise. The unified social credit code is 91440300717853000C, and the operating period is 40 years.

According to the Company’s board of directors’ resolution on October 10, 2007 and the revised articles of association, ATE Unique Consolidators Limited, the Company’s original shareholder, transferred its shares to Unique Logistics International (HK) Limited. The change was approved and registered by Shenzhen Administration for Industry and Commerce on June 21, 2008.

The Company’s business scopes include international import and export cargo air and ocean freight agency services, including: soliciting cargo, booking space, warehousing, transit, container assembly and unpacking, settlement of freight and miscellaneous charges, customs declaration, inspection, insurance, international exhibits, multimodal transportation and other short-distance transportation and transportation consulting related services.

2. BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS

2.1 Basis of Preparation

Based on going concern, according to actually occurred transactions and events, the Company prepares its financial statements in accordance with the Accounting Standards for Business Enterprises – Basic standards and concrete accounting standards, Accounting Standards for Business Enterprises – Application Guidelines, Accounting Standards for Business Enterprises – Interpretations and other relevant provisions (collectively known as “Accounting Standards for Business Enterprises, issued by Ministry of Finance of PRC”).

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2.2 Going Concern

The Company has assessed its ability to continually operate for the next twelve months from the end of the reporting period, and no any matters that may result in doubt on its ability as a going concern were noted. Therefore, it is reasonable for the Company to prepare financial statements on the going concern basis.

3. Statement of Compliance with the Accounting Standards for Business Enterprises

The Company prepares its financial statements in accordance with the requirements of the Accounting Standards for Business Enterprises, truly and completely reflecting the Company’s financial position as at December 31, 2021, and its operating results, changes in shareholders’ equity, cash flows and other related information for the year then ended.

4. SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES

4.1 Accounting system

The Company prepares its financial statements in accordance with the Accounting Standards for Business Enterprises – Basic standards and concrete accounting standards, Accounting Standards for Business Enterprises – Application Guidelines, Accounting Standards for Business Enterprises – Interpretations and other relevant provisions (collectively known as “Accounting Standards for Business Enterprises, issued by Ministry of Finance of PRC”).

4.2 Accounting Period

The accounting year of the Company is from January 1 to December 31 in calendar year.

4.3 Operating Cycle

The normal operating cycle of the Company is twelve months.

4.4 Functional Currency

The Company’s functional currency is Renminbi Yuan (“RMB”).

4.5 Accounting basis and pricing principles

The Company’s accounting is based on the accrual basis. Except for certain financial instruments, the financial statements use historical cost as the pricing principle. The Company needs to recognize impairment provision if an asset is impaired.

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4.6 Accounting method of foreign currency business

For non-functional currency economic transactions that occur during the year, they are converted into the functional currency at the exchange rate on the day when the business occurs. At the end of the year, the exchange difference arising from the settlement of these transactions and the conversion of monetary assets and liabilities in foreign currencies at the year-end exchange rate, except for the exchange difference between the principal and interest of foreign currency special borrowings related to the acquisition and construction of assets that meet the conditions for capitalization. In addition, it is recorded in the current year’s profit and loss account; foreign currency non-monetary items measured at historical cost are still converted at the spot exchange rate on the transaction date, and their RMB amount is not changed; foreign currency non-monetary items measured at fair value are determined by fair value, the spot exchange rate of the day is converted, and the difference is included in the current profit and loss or other comprehensive income.

4.7 Cash and Cash Equivalents

Cash in the cash flow statement refers to the company’s cash in hand and deposits that can be used for payment at any time. Cash equivalents refer to investments held with short term, strong liquidity, easy conversion into known amount of cash, and low risk of value changes, etc., which are regarded as cash equivalents. Including short-term bond investments that can be circulated in the securities market and mature within three months from the date of purchase.

4.8 Bad debt accounting method

(ⅰ) The company’s bad debt method is：

The debtor goes bankrupt or dies, and it still cannot be recovered after paying off with his bankrupt property or inheritance;

Receivables that the debtor has not fulfilled the repayment obligations for more than three years and has conclusive evidence that it cannot be recovered;

Objective evidence shows that the company will not be able to recover all due payments in accordance with the original terms of the accounts receivable.

(ⅱ) Method of provision for bad debts:

The company adopts the allowance method for the provision of bad debts.

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4.9 Financial Instruments

(ⅰ) Classification and measurement of financial assets and financial liabilities

Financial assets are divided into the following four categories at the time of initial recognition: Financial assets measured at fair value and whose changes are included in the current profit and loss (including transactional financial assets and financial assets designated as fair value and whose changes are included in the current profit and loss) , Held-to-maturity investments, loans and receivables, available-for-sale financial assets.

Financial liabilities are divided into the following two categories at the time of initial recognition: financial liabilities measured at fair value and whose changes are included in the current profit and loss (including transactional financial liabilities and financial liabilities designated as fair value and whose changes are included in the current profit and loss) , Other financial liabilities.

(ⅱ) Recognition basis, measurement method and termination conditions of financial assets and financial liabilities

When the company becomes a party to a financial instrument contract, a financial asset or financial liability is recognized. When financial assets or financial liabilities are initially recognized, they are measured at fair value; for financial assets and financial liabilities that are measured at fair value and whose changes are included in the current profit and loss, the relevant transaction costs are directly included in the current profit and loss; for other types of financial assets or financial Liabilities, related transaction costs are included in the initial confirmation amount.

The company conducts subsequent measurement of financial assets at fair value, and does not deduct transaction costs that may occur when the financial asset is disposed of in the future, except for the following circumstances: A. The actual interest rate is used for held-to-maturity investments and loans and receivables Method, measured at amortized cost; B. Equity instrument investments that are not quoted in an active market and whose fair value cannot be reliably measured, and derivative financial assets that are linked to the equity instrument and must be settled by the delivery of the equity instrument, are measured at cost .

The company adopts the effective interest method to carry out subsequent measurement of financial liabilities based on amortized cost, except for the following circumstances: A. Financial liabilities measured at fair value and whose changes are included in the current profit and loss are measured at fair value without deduction for future settlement Transaction costs that may occur during financial liabilities; B. Derivative financial liabilities that are linked to equity instruments that are not quoted in an active market and whose fair value cannot be reliably measured and that must be settled by the delivery of the equity instruments are measured at cost; C. Not designated A financial guarantee contract for a financial liability that is measured at fair value and whose changes are included in the current profit and loss, or is not designated as a loan commitment that is measured at fair value and whose changes are included in the current profit and loss and will be loaned at a lower than market interest rate, which is initially recognized Subsequent measurement shall be carried out according to the higher of the following two amounts: a. The amount determined in accordance with the “Accounting Standards for Business Enterprises No. 13-Contingent Events”; b. The deduction of the initial recognized amount shall be in accordance with the “Accounting Standards for Business Enterprises No. 14 ——The balance after the accumulated amortization determined by the principle of “Income”.

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The gains or losses arising from changes in the fair value of financial assets or financial liabilities shall be dealt with in accordance with the following methods, except those related to hedging: A. The changes in the fair value of financial assets or financial liabilities that are measured at fair value and whose changes are included in the current profits and losses are formed The gains or losses of the assets shall be included in the gains and losses from changes in fair value; the interest or cash dividends obtained during the asset holding period shall be recognized as investment income; at the time of disposal, the difference between the actual amount received and the initial recorded amount shall be recognized as investment Income, while adjusting the gains and losses from changes in fair value. B. Changes in the fair value of available-for-sale financial assets are included in other comprehensive income; interest calculated based on the actual interest rate method during the holding period is included in investment income; cash dividends for investment in available-for-sale equity instruments are declared as dividends in the investee At the time of disposal, the difference between the actual amount received and the book value after deducting the cumulative amount of changes in fair value originally directly included in other comprehensive income is recognized as investment income.

When the contractual right to receive the cash flow of a financial asset has terminated or almost all the risks and rewards of the ownership of the financial asset have been transferred, the financial asset is derecognized; when the current obligation of the financial liability is completely or partially discharged, the recognition is terminated accordingly The financial liability or part of it.

(ⅲ) Recognition basis and measurement method of financial asset transfer

If the company has transferred almost all the risks and rewards in the ownership of financial assets to the transferee, it will terminate the confirmation of the financial assets; if it has retained almost all the risks and rewards in the ownership of the financial assets, continue to confirm the transferred financial assets, and The received consideration is recognized as a financial liability. If the company neither transfers nor retains almost all the risks and rewards of the ownership of the financial assets, the following situations shall be dealt with respectively: A. If the control of the financial asset is abandoned, the recognition of the financial asset shall be terminated;

B. The control of the financial asset has not been given up If the financial assets are transferred, the relevant financial assets shall be recognized according to the degree of continued involvement in the transferred financial assets, and the relevant liabilities shall be recognized accordingly.

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If the overall transfer of financial assets meets the conditions for termination of confirmation, the difference between the following two amounts is included in the current profit and loss: A. The book value of the transferred financial assets; B. The consideration received due to the transfer is directly included in the owner’s equity. The sum of the cumulative amount of changes in fair value. If the partial transfer of financial assets meets the conditions for termination of confirmation, the book value of the entire transferred financial assets will be allocated between the derecognized part and the unterminated part according to their respective relative fair values, and the difference between the following two amounts will be calculated In the current profit and loss: A. The book value of the derecognized part; B. The consideration of the derecognized part, and the sum of the amount of the corresponding derecognized part in the accumulated amount of fair value changes originally directly included in the owner’s equity.

(ⅳ) Methods for determining the fair value of major financial assets and financial liabilities

For financial assets or financial liabilities in an active market, the fair value of the financial assets or financial liabilities is determined based on the quoted prices in the active market; for financial assets or financial liabilities that do not exist in an active market, valuation techniques are used (including reference to the recent market conducted by parties who are familiar with the situation and willingly trade The price used in the transaction, the current fair value of other financial instruments that are substantially the same, the discounted cash flow method and the option pricing model, etc.) are used to determine the fair value; the financial assets or financial liabilities assumed initially The market transaction price serves as the basis for determining its fair value.

(ⅴ)Impairment testing of financial assets and the method of provision for impairment

On the balance sheet date, the book value of financial assets other than financial assets that are measured at fair value and whose changes are included in the current profit and loss are checked. If there is objective evidence that the financial asset is impaired, an impairment provision is made.

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Individually significant financial assets shall be tested for impairment separately; for financial assets with insignificant individual amounts, they may be tested separately, or included in a portfolio of financial assets with similar credit risk characteristics for impairment testing; separate tests have not been conducted. Financial assets that are impaired (including financial assets with significant and insignificant individual amounts) are included in a combination of financial assets with similar credit risk characteristics and then tested for impairment.

For a financial asset measured at amortized cost, if there is objective evidence showing that it has been impaired at the end of the period, the impairment loss shall be recognized based on the difference between its book value and the present value of expected future cash flows. When there is no quotation in the active market and the fair value of which cannot be reliably measured, or the derivative financial asset that is linked to the equity instrument and needs to be settled by the delivery of the equity instrument is impaired, the equity instrument investment or derivative financial asset The difference between the book value of similar financial assets and the current value determined by discounting future cash flows based on the current market rate of return of similar financial assets is recognized as an impairment loss.

The fair value of available-for-sale financial assets has experienced a significant decline, or after comprehensive consideration of various relevant factors, this decline is expected to be non-temporary, the impairment loss is recognized and the original is directly included in the owner’s equity The accumulated loss of fair value of the company is transferred out and included in the impairment loss.

4.10 Long-term Equity Investments (ⅰ) Determination of investment cost

A. In the case of a business combination under the same control, if the merging party pays cash, transfers non-cash assets, assumes debts, or issues equity securities as the merger consideration, the merger shall be based on the owner’s equity of the merged party in the final controlling party’s financial consolidation on the date of merger. The share of the book value in the statement is used as its initial investment cost. The difference between the initial investment cost of long-term equity investment and the book value of the combined consideration paid or the total face value of the issued shares adjusts the capital reserve (capital premium or equity premium); if the capital reserve is insufficient to offset, adjust the retained earnings.

If a business combination under the same control is realized step by step, the initial investment cost of the investment shall be the share of the book owner’s equity of the combined party calculated on the date of the combination calculated based on the shareholding ratio. The difference between the initial investment cost and the book value of the original long-term equity investment plus the fair value of the new payment consideration on the date of the merger, adjust the capital reserve (capital premium or equity premium), if the capital reserve is insufficient to offset, offset retained earnings.

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B. In the case of a business combination not under the same control, the fair value of the combined consideration paid on the purchase date shall be the initial investment cost.

C. Except for the formation of a business combination: if it is obtained by paying cash, the actual purchase price paid shall be used as its initial investment cost; if it is obtained by issuing equity securities, the fair value of the issued equity securities shall be used as its initial investment cost; investment The initial investment cost shall be the value stipulated in the investment contract or agreement (except for the unfair value stipulated in the contract or agreement).

(ⅱ) Subsequent measurement and profit and loss confirmation method

The long-term equity investment that the company can control over the investee is accounted for using the cost method in the company’s individual financial statements; for long-term equity investments that have joint control or significant influence, the equity method is used for accounting.

When the cost method is adopted, long-term equity investments are priced at the initial investment cost. Except for the actual payment when the investment is obtained or the declared but unpaid cash dividends or profits included in the consideration, it is based on the cash dividends or cash dividends declared to be distributed by the invested entity. Profit is recognized as current investment income, and at the same time, whether long-term investment is impaired is considered in accordance with the relevant asset impairment policy.

When the equity method is adopted, if the initial investment cost of a long-term equity investment is greater than the fair value of the investee’s identifiable net assets at the time of investment, it is included in the initial investment cost of the long-term equity investment; the initial investment cost of the long-term equity investment is less than the initial investment cost of the investment. If the investee has a share of the fair value of the identifiable net assets of the investee, the difference shall be included in the current profit and loss, and the cost of long-term equity investment shall be adjusted at the same time.

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When the equity method is adopted, after obtaining a long-term equity investment, the investment gains and losses shall be confirmed and the book value of the long-term equity investment shall be adjusted according to the share of the net profits and losses realized by the invested entity that shall be enjoyed or shared. When confirming the share of the net profit and loss of the investee, it is based on the fair value of the identifiable assets of the investee when the investment is obtained, in accordance with the company’s accounting policy and accounting period, and offsets with associates and joint ventures The profit and loss of internal transactions between enterprises is calculated based on the shareholding ratio attributable to the investment enterprise (but internal transaction losses are asset impairment losses, should be fully recognized), and the net profit of the invested unit is adjusted and confirmed. Calculate the portion that should be distributed according to the declared profit or cash dividends of the invested entity, and reduce the book value of the long-term equity investment accordingly. The company recognizes the net loss incurred by the investee, and the book value of the long-term equity investment and other long-term equity that actually constitute the net investment in the investee is written down to zero, unless the company is liable for additional loss obligations. For other changes in the owner’s equity of the investee in addition to the net profit and loss, the book value of the long-term equity investment is adjusted and included in the owner’s equity.

(ⅲ) Determining the basis for controlling and significant influence on the investee

Control refers to having the power over the investee, enjoying variable returns by participating in the relevant activities of the investee, and having the ability to use the power over the investee to affect the amount of return; significant impact refers to the investor’s The unit’s financial and operating policies have the power to participate in decision-making, but cannot control or jointly control the formulation of these policies with other parties.

(ⅳ) Disposal of long-term equity investments

A. Partial disposal of long-term equity investments in subsidiaries without losing control

When the long-term equity investment in a subsidiary is partially disposed of without losing control, the difference between the disposal price and the corresponding book value of the disposed investment shall be recognized as the current investment income.

B. Part of the disposal of equity investment or loss of control of the subsidiary due to other reasons

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Part of the disposal of equity investment or loss of control of the subsidiary due to other reasons, for the disposal of equity, the book value of the long-term equity investment corresponding to the sold equity shall be carried forward, and the price of the sale shall be between the book value of the disposal of the long-term equity investment The difference shall be recognized as investment income (loss); at the same time, the remaining equity shall be recognized as long-term equity investment or other related financial assets based on its book value. If the remaining equity after disposal can exercise joint control or have a significant influence on the subsidiary, it shall be accounted for in accordance with the relevant regulations on the conversion of the cost method to the equity method.

(ⅴ) Impairment test method and impairment provision accrual method

For investments in subsidiaries, associates and joint ventures, if there is objective evidence showing that they are impaired on the balance sheet date, the corresponding impairment provision shall be made based on the difference between the book value and the recoverable amount.

4.11 Fixed Assets

(ⅰ) Recognition criteria of fixed assets

Fixed assets refer to tangible assets held for the purpose of producing commodities, providing labor services, renting or operating management, and with a service life of more than one fiscal year. Fixed assets are recognized when the following conditions are met at the same time: A. The economic benefits related to the fixed assets are likely to flow into the enterprise; B. The cost of the fixed assets can be reliably measured.

(ⅱ) Depreciation method

The company’s fixed asset depreciation is calculated using the straight-line method (dynamic average method), and the annual classification depreciation rate is determined as follows according to the original price of the fixed asset category, the estimated economic useful life and the 0%-10% residual value rate:

Category	Estimated useful life (year)	Residual rates (%)	Annual depreciation rates (%)
Office equipment	5	10	18
Vehicles	5	10	18

4.12 Construction in Progress

(ⅰ) Classification of construction in progress

The construction in progress built by the company is priced at the actual cost. The actual cost consists of the necessary expenditures incurred before the construction of the asset reaches the expected usable state, including the cost of construction materials, labor costs, relevant taxes and fees payable, and Capitalized borrowing costs and indirect costs that should be apportioned. The company’s construction in progress is accounted for by project classification.

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(ⅱ) Standards and time points for the transfer of construction in progress to fixed assets

Construction in progress projects are based on all the expenditures incurred before the construction of the asset reaches the expected usable state as the entry value of the fixed asset. If the construction of fixed assets under construction has reached the expected usable status, but the final accounts for completion have not yet been processed, from the date of reaching the expected usable status, the estimated value will be transferred to the fixed asset based on the project budget, cost, or actual project cost, etc. Assets, and depreciation of fixed assets is accrued in accordance with the company’s fixed asset depreciation policy. After the completion of the final accounts, the original temporary estimated value will be adjusted according to the actual cost, but the original depreciation amount will not be adjusted.

4.13 Intangible Assets

(ⅰ) Valuation method, service life, impairment test

A. Initial measurement of intangible assets

The cost of outsourcing intangible assets includes the purchase price, relevant taxes, and other expenditures directly attributable to the asset’s intended use. If the purchase price of intangible assets is delayed beyond normal credit conditions and is of financing nature, the cost of intangible assets is determined on the basis of the current value of the purchase price.

The cost of intangible assets developed internally includes: materials used in the development of the intangible asset, labor costs, registration fees, amortization of other patents and franchises used in the development process, and interest expenses that meet the capitalization conditions. And other direct expenses incurred before the intangible asset reaches its intended use.

B. Subsequent measurement of intangible assets

The company analyzes and judges the service life of intangible assets when it obtains them, and divides them into intangible assets with limited service life and uncertain service life.

a. Intangible assets with limited service life

For intangible assets with a limited service life, they are amortized on a straight-line basis during the period that they bring economic benefits to the enterprise. The service life is determined according to the expected service life.

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At the end of each period, the service life and amortization method of intangible assets with a limited service life are reviewed, and if there is a difference with the original estimate, corresponding adjustments are made.

After review, the useful life and amortization method of intangible assets at the end of the current period are not different from previous estimates.

b. Intangible assets with uncertain service life

If it is impossible to foresee the period in which intangible assets will bring economic benefits to the enterprise, they shall be regarded as intangible assets with an indefinite useful life.

For intangible assets with uncertain service life, they are not amortized during the holding period, and the service life of intangible assets is reviewed at the end of each period. If it is still uncertain after rechecking at the end of the period, the impairment test shall be continued in each accounting period.

After review, the company has no intangible assets with uncertain service life at the end of the period.

(ⅱ) Accounting Policy for Internal Research and Development Expenditure

A. The specific criteria for dividing the research phase and development phase of the company’s internal research and development projects

The company’s internal research and development project expenditure is divided into research phase expenditure and development phase expenditure:

a. Research stage: the stage of original planned investigations and research activities in order to acquire and understand new scientific or technical knowledge, etc.

b. Development stage: before commercial production or use, the research results or other knowledge are applied to a certain plan or design to produce new or substantially improved materials, devices, products and other activities.

Expenditures in the research phase of internal research and development projects are included in the current profits and losses when they occur.

B. Expenditure in the development phase meets the specific criteria for capitalization

Expenditures in the development stage of internal research and development projects are recognized as intangible assets when the following conditions are met at the same time:

a. It is technically feasible to complete the intangible asset so that it can be used or sold;

b. Have the intention to complete the intangible asset and use or sell it;

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c. The way intangible assets generate economic benefits, including the ability to prove that the products produced by the intangible assets exist in the market or the intangible assets themselves exist in the market, and the intangible assets will be used internally, which can prove their usefulness;

d. Have sufficient technical, financial and other resource support to complete the development of the intangible asset and have the ability to use or sell the intangible asset;

e. The expenditure attributable to the development stage of the intangible asset can be reliably measured.

Expenditures in the development phase that do not meet the above conditions shall be included in the current profit and loss when incurred. Development expenditures that have been included in profit and loss in previous periods will not be re-recognized as assets in subsequent periods. Expenditures in the development phase that have been capitalized are listed as development expenditures on the balance sheet, and are converted to intangible assets from the day when the project reaches its intended use.

4.14 Impairment of Long-Term Assets

(ⅰ) Long-term equity investment, fixed assets, construction in progress, intangible assets, goodwill and other long-term assets impairment testing methods and accounting treatment methods:

A. The company is based on whether there is any sign of possible impairment of individual assets on the balance sheet date. If there are signs of impairment, conduct an impairment test to estimate the recoverable amount of the asset. If the recoverable amount of the asset is lower than its book value, the book value of the asset is written down to the recoverable amount. The written down amount is recognized as an asset impairment loss and included in the current profit and loss, and the corresponding asset impairment provision is made at the same time. After the asset impairment loss is confirmed, the depreciation or amortization expenses of the impaired asset shall be adjusted accordingly in the future period, so that the asset’s remaining useful life will be systematically amortized to the adjusted asset’s book value (deducting the estimated net salvage value) . Once an asset impairment loss is recognized, it cannot be reversed in the subsequent accounting periods.

B. The following signs indicate that the asset may be impaired:

a. The market price of assets fell sharply during the current period, and its decline was significantly higher than the expected decline due to the passage of time or normal use.

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b. The economic, technological or legal environment in which the company operates and the market in which the assets are located undergo major changes in the current period or in the near future, which will adversely affect the company.

c. The market interest rate or return on investment in other markets has increased in the current period, which affects the company’s discount rate for calculating the present value of the expected future cash flow of the asset, resulting in a substantial reduction in the recoverable amount of the asset.

d. There is evidence that the asset is obsolete or its entity has been damaged.

e. Assets have been or will be idle, terminated or planned to be disposed of in advance.

f. The evidence reported by the company indicates that the economic performance of the asset has been lower than or will be lower than expected, such as the net cash flow created by the asset or the realized operating profit (or loss) is much lower (or higher) than the expected amount, etc.

g. Other signs that the asset may have been impaired.

(ⅱ) If there are signs that an asset may be impaired, the company shall estimate its recoverable amount based on the individual asset. If it is difficult for the company to estimate the recoverable amount of a single asset, it shall determine the recoverable amount of the asset group based on the asset group to which the asset belongs.

The identification of an asset group is based on whether the main cash inflow generated by the asset group is independent of the cash inflows of other assets or asset groups. At the same time, when determining the asset group, consider the way the company’s management manages production and operation activities (for example, according to production line, business type, region or region, etc.) and decision-making methods for the continued use or disposal of assets. Once the asset group is determined, it should be consistent across accounting periods and cannot be changed arbitrarily.

(ⅲ) The goodwill formed by business combination and intangible assets with uncertain service life, regardless of whether there are signs of impairment, should be tested for impairment every year.

4.15 Employee Benefits

(ⅰ) Accounting treatment method of short-term salary

Short-term remuneration refers to the employee remuneration that the company needs to pay in full within twelve months after the end of the annual reporting period in which employees provide related services, excluding post-employment benefits and dismissal benefits. The company recognizes the short-term salary payable as a liability during the accounting period when the employees provide services, and includes them in the relevant asset costs and expenses based on the beneficiaries of the services provided by the employees. Among them, non-monetary benefits are measured at fair value.

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(ⅱ) Accounting treatment method for post-employment benefits

Post-employment benefits refer to the various forms of remuneration and benefits provided by the company after the employees retire or terminate the labor relationship with the company in order to obtain the services provided by the employees, except for short-term remuneration and dismissal benefits. Post-employment benefit plans are classified into defined contribution plans and defined benefit plans.

The post-employment welfare setting deposit plan is mainly to participate in the social basic old-age insurance and unemployment insurance organized and implemented by labor and social security institutions in various regions. During the accounting period when employees provide services to the company, the amount of deposits payable calculated according to the defined contribution plan is recognized as a liability and included in the current profit and loss or the cost of related assets.

After the company pays the above payments regularly in accordance with the standards and annuity plans prescribed by the state, it will no longer have other payment obligations.

(ⅲ) Accounting treatment method for dismissal benefits

Dismissal benefits refer to the compensation given to employees by the company to terminate the labor relationship with employees before the expiration of the labor contract of the employees, or to encourage employees to voluntarily accept the reduction, and shall be included in the current profits and losses in the current period.

4.16 Revenue

The company confirms the realization of operating income in accordance with the following regulations, and records the realized income in the current profit and loss.

(ⅰ) If the labor service provided by the company starts and is completed in the same fiscal year, the realization of operating income is confirmed when the labor service has been provided, the price is received, or evidence of the price is obtained; the start and completion of the labor service belong to different accounting years , When the total revenue of the labor service contract and the completion degree of the labor service can be reliably determined, the price related to the transaction can flow in, and the cost incurred and the cost to be incurred to complete the labor service can be reliably measured, the operating income is recognized by the percentage of completion method. The realization of long-term contract projects when the contract results can be reasonably foreseen, the realization of operating income shall be confirmed according to the percentage method of the progress of the completed project at the time of closing; otherwise, the income shall be confirmed according to the amount of labor cost that has occurred and is expected to be compensated.

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(ⅱ) For the sale of goods, the company has transferred the main risks and rewards in the ownership of the goods to the purchaser, the company no longer exercises the right to continue management and actual control of the goods, and the relevant income has been received or received. When the cost related to the sale of the product can be reliably measured, the realization of operating income is recognized.

(ⅲ) To provide other people with the use of the intangible assets of the enterprise and other receivable royalties income, calculate and confirm the realization of operating income according to the charging time and method stipulated in the relevant contracts and agreements.

4.17 Government Grants

(ⅰ) Government subsidies are confirmed when they meet the conditions attached to the government subsidies and can be received.

(ⅱ) Government subsidies for monetary assets are measured according to the amount received or receivable. Government grants for non-monetary assets shall be measured at fair value; if the fair value cannot be obtained reliably, it shall be measured at a nominal amount of RMB 1 yuan.

(ⅲ) Asset-related government subsidies refer to government subsidies obtained by the company for purchase and construction or to form long-term assets in other ways; otherwise, they are government subsidies related to income.

(ⅳ) If the government document does not clearly specify the subsidy object, and can form long-term assets, the part of the government subsidy corresponding to the asset value is regarded as the government subsidy related to the asset, and the remaining part is regarded as the government subsidy related to the income; it is difficult to distinguish, Take government subsidies as a whole as government subsidies related to income.

(ⅴ) Government subsidies related to assets, which offset the book value of related assets, or are recognized as deferred income, shall be included in profit and loss in installments according to a reasonable and systematic method during the useful life of the related assets. Government subsidies related to income, if used to compensate related costs or losses that have occurred, are included in the current profit and loss or offset related costs; if they are used to compensate for related costs or losses in subsequent periods, they are included in deferred income. In the period when the relevant costs or losses are recognized, they are included in the current profits and losses or offset the relevant costs. Government subsidies measured at their nominal amounts are directly included in the current profits and losses. The company adopts the same method to deal with the same or similar government subsidy business.

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(ⅵ) Government subsidies related to daily activities are included in other income or offset related costs according to the nature of economic business. Government subsidies not related to daily activities are included in non-operating income and expenditure.

(ⅶ) When the confirmed government subsidy needs to be returned, if the book value of the relevant asset is offset at the initial recognition, the book value of the asset is adjusted; if there is a relevant deferred income balance, the book balance of the relevant deferred income is offset, and the excess is included in the current period Profit and loss; in other circumstances, it is directly included in the current profit and loss.

(ⅷ) Obtained policy-based preferential loan interest discounts, if the finance allocates the interest-subsidized funds to the lending bank, the actual loan amount received is used as the entry value of the loan, and the borrowing costs are calculated based on the loan principal and the policy preferential interest rate. If the finance directly allocates the interest subsidy funds to the company, the interest subsidy will reduce the borrowing costs.

4.18 Deferred income tax assets/deferred income tax liabilities

(ⅰ) Based on the difference between the book value of assets and liabilities and their tax base (if items that are not recognized as assets and liabilities can determine their tax base in accordance with the provisions of the tax law, the difference between the tax base and its book amount) , Deferred income tax assets or deferred income tax liabilities are calculated and confirmed according to the applicable tax rate during the period when the asset is expected to be recovered or the liability is settled.

(ⅱ) The confirmation of deferred income tax assets is limited to the taxable income that is likely to be obtained to offset the deductible temporary differences. On the balance sheet date, if there is conclusive evidence that sufficient taxable income is likely to be obtained in the future to offset the deductible temporary differences, the deferred income tax assets that have not been recognized in the previous accounting period are recognized.

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(ⅲ) On the balance sheet date, review the book value of deferred income tax assets. If it is probable that sufficient taxable income cannot be obtained in the future to offset the benefits of deferred income tax assets, the deferred income tax assets shall be written down. Book value. When it is possible to obtain sufficient taxable income, the reduced amount shall be reversed.

(ⅳ) The current income tax and deferred income tax of the company are included in the current profit and loss as income tax expenses or income, but does not include the income tax generated in the following situations: A. Business combination; B. Transactions or events directly confirmed in the owner’s equity.

4.19 Lease

Lease is a contract whereby the lessor grants the right to use an asset to the lessee for a specified period of time for a consideration.

(ⅰ) The Company as lessee

The Company recognises a right-of-use asset at the commencement date of the lease and recognises a lease liability at the present value of the lease payments outstanding.

Lease payments include fixed payments and payments that would be required if it were reasonably certain that the option to purchase or the option to terminate the lease would be exercised. The lease payments include fixed payments and payments that would be required if it were reasonably certain that the option to purchase or to terminate the lease would be exercised. Variable rentals, which are determined as a percentage of sales, are excluded from lease payments and are charged to current profit or loss as incurred. Lease liabilities payable within one year of the balance sheet date are shown as non-current liabilities due within one year.

The cost includes the initial measurement of the lease liability, the lease payments made on or before the commencement of the lease term, the initial direct costs, and is net of lease incentives received. If the Company is able to obtain ownership of the leased asset at the end of the lease term, depreciation is provided over the remaining useful life of the leased asset. If it is not reasonably certain that ownership of the leased asset will be obtained at the end of the lease term, depreciation is provided over the shorter of the lease term and the remaining useful life of the leased asset.When the recoverable amount is less than the carrying amount of the right-to-use asset, the Company writes down the carrying amount to its recoverable amount.

For short-term leases of less than 12 months and leases of low-value assets with a low new value for a single asset, the Company elects not to recognize right-to-use assets and lease liabilities and to recognize the related rental expense in profit or loss on a straight-line basis over the lease term.

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(ⅱ) The Company as lessor

Leases that transfer substantially all the risks and rewards associated with ownership of the leased asset are finance leases. Other leases are operating leases.

Rental income from operating leases is recognized on a straight-line basis over the lease term. The Company recognizes variable rentals, which are determined as a percentage of sales, as they are incurred.

The Company recognizes variable rentals, which are determined as a percentage of sales, as rental income as they are incurred.

At the inception date of the lease term, the Company recognizes finance lease receivables for finance leases and derecognizes the related assets. Finance lease receivables are classified as long-term receivables and finance lease receivables received within one year from the balance sheet date are classified as non-current assets due within one year.

4.20 Changes in Significant Accounting Policies and Accounting Estimates (ⅰ) Changes in accounting policies

In 2018, the Ministry of Finance issued the revised ASBE No. 21 “Leases” (the “New Lease Standard”).

The Company first implemented the new leasing standard on January 1, 2021.

In accordance with the new standard, the Company will not reassess whether a contract that existed prior to the date of initial implementation is a lease or contains a lease. The Company adjusted the cumulative effect of the first-time implementation of this standard to retained earnings and related financial statement items at the beginning of 2021 and the comparative financial statements for fiscal 2020 have not been restated.

For operating leases that existed prior to the first-time implementation of the new lease standard, the Company distinguishes between different methods of convergence based on the remaining lease term.

If the remaining lease term exceeds 12 months, the Company recognizes the remaining lease payments as of January 1, 2021 based on the lessee’s incremental borrowing, the Company recognizes a lease liability at the present value of the discounted interest rate of the lessee’s incremental borrowings as of January 1, 2021, and a right-of-use asset at an amount equal to the lease liability, with necessary adjustments for prepaid rent, etc.

If the remaining lease term does not exceed 12 months, the Company uses the simplified method and does not recognize a right-of-use asset or a lease liability. There is no significant impact on the financial statements.

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For operating leases for low-value assets that existed prior to the first-time implementation of the new leasing standard, the Company uses the simplified approach and does not recognize a right-of-use asset or a lease liability, which has no significant impact on the financial statements.

(ⅱ) Significant changes in accounting estimates

The Company has no significant changes in accounting estimates for the reporting period.

4.21 The scope of consolidated financial statements and the preparation basis

The consolidated financial statements are based on the financial statements of the company and its branches, and based on other relevant information, after offsetting the impact of internal transactions between the company and the branches and branches on the consolidated financial statements. The consolidated amount is compiled by the company.

The branches included in the scope of the consolidated financial statements this year are as follows:

Company name	Registration site	Person in charge	Consolidated or not
Shenzhen Unique Logistics International Limited Xiamen Branch	Xiamen	Tam Ping Hong	Yes
Shenzhen Unique Logistics International Limited Fuzhou Branch	Fuzhou	Leung Ka Chi	Yes
Shenzhen Unique Logistics International Limited Guangzhou Branch	Guangzhou	Leung Ka Chi	Yes

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5. TAXATION

The main types of taxes (fees) and tax (fee) rates are listed as follows:

Tax (fee) item	Basis of tax assessment	Tax rate
Vat	Taxable value-added	6%
Urban maintenance and construction tax	Turnover tax	7%
Educational surcharge	Turnover tax	1%-3%
Enterprise income tax	Taxable income	25%

According to Article 2 of the “Notice on Implementing Inclusive Tax Reduction and Exemption Policies for Small and Micro Enterprises” (Caishui [2019] No. 13) and the “Announcement on Issues Concerning Implementation of Inclusive Income Tax Reduction and Exemption Policies for Small and Micro-profit Enterprises” (Announcement by the State Administration of Taxation) No. 2 of 2019), from January 1, 2019 to December 31, 2021, the annual taxable profit of small and micro-profit enterprises not exceeding 1 million yuan will be reduced by 25% to the taxable profit, and the enterprise income tax will be paid at a rate of 20%, and the Company satisfied the tax preference policy in 2021; For the part of the annual taxable income exceeding 1 million yuan but not exceeding 3 million yuan, 50% shall be reduced to the taxable income, and the enterprise income tax shall be paid at a rate of 20%.

6. NOTES TO THE FINANCIAL STATEMENTS

6.1 Cash

Items	31 December 2021	31 December 2020
Cash on hand	15,628.25	22,541.18
Cash in bank	24,856,832.33	7,136,862.78
Total	24,872,460.58	7,159,403.96

6.2 Accounts Receivable

(ⅰ) Accounts receivable by aging

Aging	31 December 2021	31 December 2020
Within 1 year	87,266,705.62	54,215,197.54
Over 1 years	79,518.38	16,939.30
Subtotal	87,346,224.00	54,232,136.84
Less: provision for bad debt	-	-

Aging	31 December 2021	31 December 2020
Total	87,346,224.00	54,232,136.84

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(ⅱ) Top five closing balances by entity

Entity name	31 December 2021	Proportion of the balance to the total accounts receivable (%)
Tgf Unique Ltd	10,911,237.75	12.49
Unique Logistics International Nyc	9,140,892.97	10.47
Easy Speed International Logistics Limited	7,572,027.20	8.67
Uli (South China) Limited	6,402,643.19	7.33
Yun Express	5,765,547.52	6.60

6.3 Prepayments

Entity name	31 December 2021	Proportion of the balance to the total advances to suppliers (%)
Deposit	97,791.00	89.67
Booking space and Port handling	4,435.35	4.07
Other	6,829.84	6.26
Total	109,056.19	100.00

6.4 Other Receivables

(ⅰ) Other receivables by category

Items	31 December 2021	31 December 2020
Rent, water, electricity and other deposits	4,511,772.38	6,902,354.16
Deferred and prepaid expenses	34,332.44	51,206.02
Unique Logistics International(South China)Limited-Xmn	-	658,216.60
Others	545,065.99	1,894,164.72
Total	5,091,170.81	9,505,941.50

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(ⅱ) Deferred and prepaid expenses by category

Items	31 December 2021	Proportion of the balance to the total advances to suppliers (%)
Legal fee	17,166.56	50.00
Vehicle insurance premium	8,599.95	25.05
The membership fee	4,961.22	14.45
Hiring fee	3,000.01	8.74
Accident premium	604.70	1.76
Total	34,332.44	100.00

6.5 Long-term Equity Investments

Entity	31 December 2021	Share proportion of the invested unit (%)
Across Logistics(Shenzhen)Limited	600,000.00	100.00
Uniquorn International Logistics Co.,Ltd.	500,000.00	50.00
Total	1,100,000.00

6.6 Fixed Assets

Items	Office equipment	Vehicles	Furniture and Accessories	Total
Initial cost:
Balance at 31 December 2020	462,505.25	587,527.42	58,923.00	1,108,955.67
Increase during the reporting period	112,139.00	287,730.93		399,869.93
Decrease during the reporting period	76,460.00	117,137.68		193,597.68
Balance at 31 December 2021	498,184.25	758,120.67	58,923.00	1,315,227.92
Accumulated depreciation:
Balance at 31 December 2020	295,528.62	135,223.04	19,223.22	449,974.88
Increase during the reporting period	56,221.60	101,833.48	16,672.08	174,727.16
Decrease during the reporting period	68,417.11	105,423.91		173,841.02
Balance at 31 December 2021	283,333.11	131,632.61	35,895.30	450,861.02
Carrying amount:
Balance at 31 December 2020	166,976.63	452,304.38	39,699.78	658,980.79
Balance at 31 December 2021	214,851.14	626,488.06	23,027.70	864,366.90

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6.7 Right-of-use assets

Items	Houses and buildings
Initial cost:
Balance as at 31 December 2020	—
Changes in accounting policies
Balance as at 1 January 2021
Increase during the reporting period	6,794,448.79
Decrease during the reporting period
Balance as at 31 December 2021	6,794,448.79
Accumulated depreciation
Balance as at 31 December 2020	—
Changes in accounting policies
Balance as at 1 January 2021
Increase during the reporting period	2,925,079.32
Decrease during the reporting period
Balance as at 31 December 2021	2,925,079.32
Provision for impairment:
Carrying amount:
Balance as at 31 December 2021	3,869,369.47
Balance as at 31 December 2020	—

6.8 Intangible Assets

Items	31 December 2020	Increase during the reporting period	Decrease during the reporting period	31 December 2021
Software	17,598.59	-	6,682.42	10,916.17

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6.9 Long-term Deferred Expenses

			Decrease during thereporting period
Items	31 December 2020	Increase during the reporting period	Amortisation	Other decrease	31 December 2021
Renovation(Shenzhen)	279,128.45	-	223,302.72	-	55,825.73
Renovation (Xiamen)	66,481.92	-	18,994.92	-	47,487.00
Renovation(Guangzhou)	88,658.64	-	46,256.64	-	42,402.00
Total	434,269.01	-	288,554.28	-	145,714.73

6.10 Accounts Payable

(ⅰ) Accounts payable by aging

Aging	31 December 2021	31 December 2020
Within 1 year	66,855,113.17	34,797,203.31
Over 1 years	601,900.60	601,663.59
Total	67,457,013.77	35,398,866.90

(ⅱ) Top five closing balances by entity

Entity name	31 December 2021	Proportion of the balance to the total (%)
Uli (South China) Limited	31,168,916.86	46.21
Shenzhen Time Definite Logistics Co.,Ltd	8,214,568.16	12.18
Uniquorn International Logistics (Shenzhen) Co.,Ltd	1,929,117.30	2.86
Unique Logistics International Nyc	1,920,082.08	2.85
China Southern Air Cargo Logistics (Guangzhou) Co., Ltd	1,851,765.17	2.75

6.11 Employee Benefits Payable

Items	31 December 2021	31 December 2020
Payroll payable	1,868,641.86	883,622.10

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6.12 Taxes Payable

Items	31 December 2021	31 December 2020
Enterprise income tax	1,253,350.22	1,214,772.67
Individual income tax	59,599.76	12,325.04
Value added tax (VAT)	89,460.87	4,901.85
City construction tax	6,618.83	558.38
Educational surcharge	2,836.65	239.31
Local educational surcharge	1,891.09	159.54
Total	1,413,757.42	1,232,956.79

6.13 Other Payables

Items	31 December 2021	Proportion of the balance to the total (%)
Freight charges	7,661,325.57	51.54
Deposit	3,809,080.00	25.63
Workers’ education funds and trade union funds	44,644.77	0.30
Others	3,349,197.59	22.53
Total	14,864,247.93	100.00

6.14 Lease Liabilities

Items	31 December 2021	31 December 2020
Lease Liabilities	3,899,923.42	—

6.15 Share Capital

		Changes during the reporting period (+,-)
Investor	31 December 2020	New issues	Bonus issues	Capitalisation of reserves	Others	Subtotal	31 December 2021
Unique Logistics International（H.K.) Limited	16,500,000.00	-	-	-	-	-	16,500,000.00

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6.16 Capital Reserves

Items	31 December 2020	Increase during the reporting period	Decrease during the reporting period	31 December 2021
Foreign currency capital translation difference	49,708.79	-	-	49,708.79

6.17 Surplus Reserves

Items	31 December 2020	Increase during the reporting period	Decrease during the reporting period	31 December 2021
Statutory surplus reserves	1,636,042.26	625,467.23	-	2,261,509.49

6.18 Retained Earnings

Items	31 December 2021	31 December 2020
Balance at the beginning of the reporting period	12,764, 021.67	9,480,322.49
Add: net profit attributable to owners of the parent company for the reporting period	6,254,672.31	3,648,554.65
Adjustments for the opening balance (increase/(decrease))	-48,750.58	-
Less: appropriation to statutory surplus reserves	625,467.23	364,855.47
Profit distribution	3,250,000.00
Balance at the end of the reporting period	15,094,476.17	12,764,021.67

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6.19 Revenue and Cost of Sales

Items	2021		2020
	Revenue	Cost of sales	Revenue	Cost of sales
Air freight	290,161,830.90	285,597,346.43	257,269,701.24	251,076,269.44
Shipping	284,956,232.65	267,397,818.57	90,285,845.88	81,767,647.50
Others	-	-	124,528.32	-
Total	575,118,063.55	552,995,165.00	347,680,075.44	332,843,916.94

6.20 Taxes and Surcharges

Items	2021	2020
City construction tax	31,992.12	1,440.74
Educational surcharge	13,710.92	617.49
Local educational surcharge	9,140.60	411.64
Total	54,843.64	2,469.87

6.21 Selling Expenses

Items	2021	2020
Salary	611,699.00	628,583.00

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6.22 General and Administrative Expenses

Items	2021	2020
Salary	8,457,502.30	6,721,059.17
Social security charges	1,229,810.35	284,454.12
Depreciation of right of use assets	1,156,542.89	-
Business entertainment expenses	520,894.81	273,093.67
Group fee	451,763.08	299,602.28
CW system	404,305.26	242,556.61
Housing fund	386,637.00	388,776.00
Communication and network fee	374,309.98	349,650.60
Office expenses	328,110.92	270,511.46
Renovation fee	288,554.28	288,554.28
Vehicle expenses	229,657.62	197,367.15
Depreciation expense	174,727.16	136,302.41

Items	2021	2020
Water, electricity and property costs	186,478.11	180,316.72
Lease fee	83,697.83	1,250,833.28
Consulting fees	89,170.56	68,572.56
Transportation	82,144.27	128,295.19
Welfare expenses	82,139.64	129,438.47
Expenses for business trips	73,218.90	98,048.92
Audit fee	46,200.00	42,842.52
Express fee	45,072.42	45,886.50
Maintenance	19,330.00	35,418.00
Employee education	9,300.00	13,100.00
Hiring fee	14,320.00	7,766.69
Amortization of intangible assets	6,682.42	6,973.92
Labour union expenditure	3,556.20	-9,489.47
Advertising and promotion expenses	-	6,080.00
Disability funds	-	505.24
Others	34,686.94	33,685.15
Total	14,778,812.94	11,490,201.44

6.23 Finance Costs

Items	2021	2020
Bank charges	124,928.51	68,879.24
Interest expense	29,435.81	-
Less: interest income	26,766.85	26,955.29
Net foreign exchange losses	-94,149.45	845,647.18
Total	33,448.02	887,571.13

6.24 Impairment Loss of Assets

Items	2021	2020
Bad debt of receivables	-25,640.30	-12,344.30

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6.25 Non-operating Income Details of non-operating income

Items	2021	2020
Government grants	1,774,426.95	3,045,644.21
Gains from damage or scrapping of non-current asset	25,454.37	34,886.62
Debt that is not payable	3,182.94	4,734.50
Others	4,086.47	21,546.03
Total	1,807,150.73	3,106,811.36

6.26 Non-operating Expenses

Items	2021	2020
Fixed assets write off	8,042.89	-
Penalty	-	12,400.00
Total	8,042.89	12,400.00

7.1 RELATED PARTIES AND RELATED PARTY TRANSACTIONS

1. Name and relationship of related parties

Name	Relationship with the Company
Unique Logistics International(H.K.) Limited	Parent company
Unique Logistics International(South China) Limited	Jointly controlled
Uli (South China) Limited	Jointly controlled

2. The main details of the balance of current accounts with related parties are as follows:

Related parties	Item	2021
Uli (South China) Limited	Account receivable	6,402,643.19
Uli (South China) Limited	Account payable	31,168,916.86

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8.1 Comparative data

In order to comply with the principle of inertia, the company has appropriately reclassified the comparative data in the financial statements that have been audited in the previous year this year.

The above-mentioned 2021 consolidated financial statements and relevant notes to the consolidated financial statements of the Company are prepared by us in accordance with the Accounting Standards for Business Enterprises promulgated by the state and their supplementary regulations, and have been approved by the Board of Directors of the Company.

Name of the Company：	Shenzhen Unique Logistics International Limited

Legal Representative：	Finance Manager：
Wong To, Thomas	Luo Xiaohong

Date：8 April 2022

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Declaration

Shenzhen Unique Logistic Int’l Ltd.:

Entrusted by the Shenzhen Unique Logistic Int’l Ltd. (the “Company”), we conducted an audit on the financial statements of the Company in 2020 and 2021, which was in accordance with Chinese Standards on Auditing, and we presented audit opinions on whether the financial statements of the Company in 2020 and 2021 are prepared in accordance with the Accounting Standards of Business Enterprises in all material respects and issued a standard and unqualified auditor’s report.

Since we only perform necessary audit procedures on whether the Company prepares the financial statements of 2020 and 2021 in accordance with the Accounting Standards of Business Enterprises in accordance with Chinese Standards on Auditing, we are not aware that the financial statements of the Company in 2020 and 2021 shall be subject to corresponding major adjustments in accordance with International Financial Reporting Standards (IFRS).

This statement is made at the request of the Company and must not be used any other purpose than providing to the relevant units responsible for translating the audit report.

We declare that all the information given is true and correct!

Shenzhen Mingding Certified Public Accountants

February 27, 2023